SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2009

EASTMAN KODAK COMPANY
(Exact name of registrant as specified in charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 30, 2009, Eastman Kodak Company issued a press release describing its financial results for its first fiscal quarter ended March 31, 2009.  A copy of the press release is attached as Exhibit 99.1 to this report.

Within the Company's first quarter 2009 press release, the Company makes reference to certain non-GAAP financial measures including “First quarter digital revenue”, “First quarter traditional revenue”, “First quarter cash generation (use) before dividends”, “Digital revenue goal”, “Segment earnings goal”, “Cash generations before dividends and restructuring goal”, “Cash generation before dividends goal” and “Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding restructuring goal”, which have directly comparable GAAP financial measures.  The Company believes that these measures represent important internal measures of performance.  Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

First quarter digital revenue / First quarter traditional revenue / Digital revenue goal / Segment earnings goal / Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding restructuring goal - Due to the Company's ongoing digital transformation, management views the Company’s performance based on digital revenue growth and digital earnings.  These measures form the basis of internal management performance expectations and certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same financial data that management uses to assess the Company’s growth on a year-over-year and quarter-sequential basis, as the Company continues this digital transformation.

First quarter cash generation (use) before dividends / Cash generation before dividends and restructuring goal / Cash generation before dividends goal - The Company believes that the presentation of first quarter cash generation (use) before dividends is useful information to investors as it facilitates the comparison of cash flows between reporting periods.  In addition, management utilizes these measures as a tool to assess the Company's ability to repay debt, repurchase its own common stock and fund acquisitions and investments, after it has satisfied its working capital needs (including restructuring-related payments), capital expenditures, and dividends.  The first quarter cash generation (use) before dividends measure equals net cash (used in) / provided by continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), minus capital expenditures, plus proceeds from the sale of assets and certain businesses and other settlements / agreements not otherwise included in U.S. GAAP cash flow (used in) / provided by continuing operations from operating activities, plus net cash flow generated by divested businesses through the date of divestiture to the extent such business divestitures would be categorized as discontinued operations, minus cash flow from the operations of significant acquisitions or strategic alliances completed during the year.  Finally, cash generation (use) before dividends forms the basis of internal management performance expectations and certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits

Exhibit 99.1	Press release issued April 30,	Furnished with
	2009 regarding financial results	this document
for the first quarter of 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

		By:	/s/ Diane E. Wilfong
		Name:	Diane E. Wilfong
		Title:	Chief Accounting Officer
and Controller

Date:	April 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued April 30, 2009 regarding financial results for the first quarter of 2009